Exhibit 99.2

© 2023 TriSalus Œ Life Sciences. All Rights Reserved. February 2023 Investor Presentation

Disclaimer © 2023 TriSalus Œ Life Sciences. All Rights Reserved. 2 This presentation has been prepared by MedTech Acquisition Corporation (“ MedTech ”), formed as a special purpose acquisition company, and TriSalus Life Sciences, Inc. (“ TriSalus ”) for use in connection with a proposed business combination and related transactions between MedTech and TriSalus (the “Proposed Business Combination” ) and for no other purpose. This presentation is for informational purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in MedTech. This presentation and the information contained herein constitutes confidential information and is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it, in whole or in part, without the prior written consent of MedTech and TriSalus and is intended for the recipient hereof only. None of MedTech, TriSalus, any placement agent or any of their respective affiliates or representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this presentation. The information in this presentation and any oral statements made in connection with this presentation are subject to change, are not intended to be all - inclusive or to contain all the information that a person may desire in considering an investment in MedTech and are not intended to form the basis of any investment decision in MedTech. This presentation does not constitute either advice or a recommendation regarding any securities. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own decisions regarding, and perform your own independent analysis of, an investment in MedTech and the transactions contemplated in this presentation. No Offer or Solicitation This presentation and any oral statements made in connection with this presentation shall not constitute an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Proposed Business Combination, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.

Forward - Looking Statements © 2023 TriSalus Œ Life Sciences. All Rights Reserved. 3 Certain statements in this presentation may constitute “forward - looking statements” within the meaning of applicable United States federal securities laws. Forward - looking statements include, but are not limited to, statements regarding MedTech’s or TriSalus’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size and growth potential of the markets for TriSalus’s products and TriSalus’s ability to serve those markets, (ii) the degree of market acceptance and adoption of TriSalus’s products, (iii) TriSalus’s ability to compete with other companies, (iv) expectations for topline data and regulatory approval, (v) the implied upside and implied valuation of TriSalus, (vi) TriSalus's value and projected financial results, (vii) the timing for, and TriSalus’s ability to continue to fund its preclinical trials, (viii) TriSalus’s ability to partner with other companies, (ix) TriSalus’s products continuing to be subject to a favorable reimbursement environment and (x) the potential results and benefits of the Proposed Business Combination, the amount of cash to be delivered at closing from MedTech’s trust account, and stockholder value. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward - looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward - looking statements, but the absence of these words does not mean that statement is not forward - looking. Forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward - looking statements due to various important factors, including, but not limited to: changes in business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that any required approval of the stockholders of MedTech or TriSalus will not be obtained; unfavorable changes in the reimbursement environment for TriSalus’s products; TriSalus’s product candidates not achieving success in preclinical or clinical trials or not being able to obtain regulatory approval, either on a timely basis or at all or subject to any conditions that negatively impact TriSalus’s ability to commercialize the applicable product candidates; TriSalus being unable to continue to grow TriNav sales; the size of the addressable markets for TriNav and TriSalus’s product candidates, if successfully developed and approved by the applicable regulatory authorities, being less than TriSalus estimates; TriSalus’s ability to successfully commercialize any product candidates that it successfully develops and that are approved by applicable regulatory authorities; TriSalus’s ability to continue to fund preclinical and clinical trials for its product candidates; TriSalus’s ability to partner with other companies; future economic and market conditions; the development, effects and enforcement of laws and regulations affecting TriSalus's business or industry; TriSalus’s ability to manage future growth; TriSalus’s ability to maintain and grow its market share; the effects of competition on TriSalus’s business; failure to realize the anticipated benefits of the Proposed Business Combination; risks relating to the uncertainty of the projected financial information with respect to TriSalus; the amount of redemption requests made by MedTech’s public stockholders; the ability of MedTech or the combined company to raise money in connection with the Proposed Business Combination or to finance its operations in the future; and the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries. You should carefully consider the risks and uncertainties described in the “Risk Factors” section s of MedTech’s registration statement on Form S - 1, and its registration statement on Form S - 4 , which includes a proxy statement/prospectus, relating to the Proposed Business Combination and other documents filed by MedTech from tim e to time with the United States Securities and Exchange Commission (the “SEC”) . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward - looking statements. Forward - looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward - looking statements, and MedTech, TriSalus, the placement agents, and their respective representatives assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise. None of MedTech, TriSalus, any placement agent, or any of their respective representatives gives any assurance that either MedTech or TriSalus will achieve its expectations.

Use of Projections © 2023 TriSalus Œ Life Sciences. All Rights Reserved. 4 The financial projections, estimates and targets in this presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond MedTech’s and TriSalus’s control. Neither MedTech’s nor TriSalus’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation. While all financial projections, estimates and targets are necessarily speculative, MedTech and TriSalus believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that MedTech and TriSalus, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. Further, inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Use of Data The data contained herein is derived from various internal and external sources. None of MedTech, TriSalus or any placement agent has independently verified the accuracy or completeness of the information derived from external sources. All of the market data in the presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein may not be indicative of actual future performance. MedTech, TriSalus and the placement agents assume no obligation to update the information in this presentation. Further, the TriSalus financial data for historical periods included in this presentation were audited with private company AICPA standards and not PCAOB standards. Changes and Additional Information in Connection with SEC Filing The information in this presentation has not been reviewed by the SEC and certain information may not comply in certain respects with SEC rules. MedTech filed a registration statement on Form S - 4 ( as amended, the “ Registration Statement ”) on January 5, 2023 that include s a proxy statement/prospectus of MedTech. The Registration Statement is not yet effective. The Registration Statement, including the proxy statement/prospectus contained therein, when it is declared effective by the SEC, will contain important information about the Proposed Business Combination and the other matters to be voted upon at a meeting of MedTech’s stockholders to be held to approve the Proposed Business Combination and other matters (the “ Special Meeting ”). MedTech may also file other documents with the SEC regarding the Proposed Business Combination. MedTech stockholders and other interested persons are advised to read, when available, the Registration Statement, including the proxy statement/prospectus contained therein, as well as any amendments or supplements thereto, because they will contain important information about the Proposed Business Combination. When available, the definitive proxy statement /prospectus will be mailed to MedTech stockholders as of a record date to be established for voting on the Proposed Business Combination and the other matters to be voted upon at the Special Meeting.

Participation in Solicitation © 2023 TriSalus Œ Life Sciences. All Rights Reserved. 5 MedTech and TriSalus and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of MedTech’s stockholders in connection with the Proposed Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Proposed Business Combination of MedTech’s directors and officers in MedTech’s filings with the SEC, including MedTech’s registration statement on Form S - 1, which was originally filed with the SEC on November 30, 2020, as amended. To the extent that holdings of MedTech’s securities have changed from the amounts reported in MedTech’s registration statement on Form S - 1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from MedTech’s stockholders in connection with the Proposed Business Combination will be set forth in the proxy statement/prospectus forming a part of the Registration Statement. Investors and security holders of MedTech and TriSalus are urged to carefully read in their entirety the proxy statement/prospectus and other relevant documents that will be filed with the SEC, when they become available, because they will contain important information about the Proposed Business Combination. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about MedTech and TriSalus through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by MedTech can be obtained free of charge by directing a written request to MedTech Acquisition Corporation at 48 Maple Avenue, Greenwich, CT 06830 Trademarks MedTech and TriSalus own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with MedTech or TriSalus, or an endorsement or sponsorship by or of MedTech or TriSalus. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, ® or © symbols, but the lack of such symbols are not intended to indicate, in any way, that MedTech or TriSalus will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to or holder of these trademarks, service marks, trade names and copyrights. Financing The PIPE financing described herein has not been and will not be registered under the Securities Act of 1933, as amended (the “ Securities Act ”), or any applicable state securities laws. This presentation is being furnished solely in reliance on applicable exemptions from the registration requirements under the Securities Act. If the Proposed Business Combination is entered into, financing will be offered and sold only to “qualified institutional buyers” (as defined in Rule144A under the Securities Act) and institutional “accredited investors” (as defined in Rule 501 promulgated under the Securities Act) upon the consummation of the Proposed Business Combination. This presentation does not constitute an offer to sell or a solicitation of an offer to buy the securities that shall constitute the financing described herein, nor shall there be any offer, solicitation, or sale of any such securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful. Before you invest you should undertake your own diligence regarding MedTech, TriSalus and the Proposed Business Combination. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE.

Risk Factors © 2023 TriSalus Œ Life Sciences. All Rights Reserved. 6 All r eferences to “TriSalus,” the “Company,” “we,” “us” or “our” refer to TriSalus and its consolidated subsidiaries prior to the closing of the proposed Business Combination (the “Business Combination”) with MedTech Acquisition Corp . (“MTAC”) and to references to the “Combined Company” refer to the combined company after the closing of the Business Combination . The risks presented below are certain of the general risks related to the business of the Company, MTAC and the Business Combination and such list is not exhaustive . The list below is qualified in its entirety by disclosures contained in documents filed, or expected to be filed, or furnished by MTAC and the Company with the U . S . Securities and Exchange Commission . Risks Related to Our Business: • We have a limited operating history, have incurred significant losses since inception and anticipate incurring increasing expenses and continuing losses for the foreseeable future . Our independent registered public accountants and management have expressed substantial doubt as to our ability to continue as a going concern . • The Asset Purchase Agreement in connection with our purchase of SD 101 requires us to make potentially significant payments to Dynavax Technologies Corporation before we have regulatory approval of SD 101 and are able to generate revenue from sales of SD 101 . • Until we are able to generate significant revenues or achieve profitability through product sales, we will require substantial additional capital to finance operations and continue development of our product candidates . • Our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or ability to pay dividends . • Our revenue is primarily generated from sales of our TriNav device . Failure to achieve continued market acceptance of TriNav for any reason will harm our business and future prospects . • TriNav is currently subject to an uncertain reimbursement environment, and any change that reduces its level of reimbursement could cause TriNav sales to materially decline and impede market adoption . • We currently have a limited marketing, sales and distribution organization and may be . unable to successfully grow these functions . • Increases in costs, disruption of supply or shortage of materials could harm our business . • We are early in our pharmaceutical development efforts and have only one pharmaceutical product candidate, SD 101 , in early clinical development . All of our other pharmaceutical product candidates are in the preclinical stage . If we are unable to advance our product candidates, including SD 101 , in clinical development, obtain regulatory approval and ultimately commercialize our product candidates, or experience significant delays in doing so, our business, results of operations, financial condition and prospects may be materially adversely affected . • Clinical trials of our product candidates or potential product candidates may fail to produce results necessary to support regulatory clearance or authorization . • Interim, “topline” and preliminary data from clinical trials of our product candidates may change as more patient data becomes available and are subject to confirmation, audit, and verification procedures that could result in material changes in the final data . • Clinical development is a lengthy and expensive process with an uncertain outcome . In addition, results of earlier preclinical studies and clinical trials may not be predictive of results of future preclinical studies or clinical trials . • SD 101 relies on oligonucleotide TLR agonists . Serious adverse event data relating to TLR agonists may require us to reduce the scope of or discontinue certain pre - clinical or clinical activities . • Our long - term prospects are dependent on the success of development stage products including SD 101 , which depend on regulatory approval . Failure to maintain or obtain regulatory approvals would materially and adversely impact us and our business prospects . • Even if we obtain regulatory approval of our product candidates, the products may not gain market acceptance among physicians, patients, hospitals, cancer treatment centers and others in the medical community, which could materially adversely impact our business, results of operations and financial condition . • Changes in existing third - party coverage or our inability to secure advantageous reimbursement codes may impact our ability to sell our products, which would materially and adversely impact our business, results of operations, financial condition and prospects . • The business and industry in which we participate is highly competitive . If we are unable to compete effectively, we will not be able to establish our products in the marketplace or maintain or grow our products’ market share , and as a result, our business and results of operations will be adversely impacted . • We may enter into material collaborations, in - licensing arrangements, joint ventures, or strategic alliances with third parties that may not result in the development of commercially viable products or the generation of significant or any future revenues . Alternatively, we may not be able to enter into such kinds of relationships on acceptable terms or at all . • Our business and growth strategy depend on the continued ability of TriNav to remain a preferred product among a community of established, board - certified physicians and other provider specialists and to expand such community . If it is unable to do so, our future growth would be limited and our business would be harmed . • We generally do not have long - term contractual commitments from our customers, and our customers may choose not to enter into new agreements with us . • We may be unable to effectively manage our growth or achieve anticipated growth . • Our projected financial information is subject to significant risks, assumptions, estimates and uncertainties . Our operating and financial result forecasts rely in large part upon assumptions, including assumptions regarding the reimbursement environment for TriNav and regulatory approval for our product candidates, and analyses developed by us . If these assumptions and analyses prove to be incorrect, our actual and expected operating results may differ materially from TriSalus ’ expectations . • We depends on our senior management team and the loss of one or more key employees or an inability to attract and retain highly skilled employees could adversely affect our business . • If we cannot keep pace with rapid innovation in the medical device and drug development industries, our products and product candidates will become less competitive and its ability to commercialize its products and revenues will suffer . • If our third - party manufacturers or suppliers encounter difficulties in production, our ability to provide supply of our product candidates for preclinical studies, clinical trials or products for patients, if approved, could be delayed or stopped, or we may be unable to maintain a commercially viable cost structure .

Risk Factors

Risks Related to Our Business:

- We currently rely on, and may in the future rely on, third-party contractors, including certain sole-source suppliers and manufacturers, to supply and manufacture preclinical, clinical and commercial drug supplies for SD 101 and any future product candidates.
- Natural or man-made disasters and other similar events, including the COVID 19 pandemic, may significantly disrupt our business. For example, the COVID 19 pandemic has made our marketing efforts more difficult by limiting access to prescribers' offices and other healthcare settings. If access continues to be limited, our business, financial condition and results of operation to be materially and adversely affected.
- Any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures, and other transactions could fail to achieve strategic objectives, disrupt our ongoing operations, result in operating difficulties, liabilities and expenses, harm its business, or negatively impact our results of operations.

Legal and Regulatory Risks:

- We are subject to numerous complex regulatory requirements and failure to comply with these regulations, or the cost of compliance with these regulations, may harm our business.
- The complexity of a combination product that includes a drug and a medical device, presents additional, unique development and regulatory challenges, which may adversely impact our development plans and ability to obtain regulatory approval or clearance of our product candidates.
- We may not be able to achieve expedited development or approval for SD-101.
- Even if we receive orphan drug designation for any of our product candidates, we may be unable to maintain the benefits associated with such designation, including the potential for market exclusivity.
- Even if we complete the necessary preclinical studies and clinical trials, the regulatory approval or clearance process is expensive, time-consuming and uncertain and may prevent us from obtaining approvals or clearances for the commercialization of SD 101 or any future product candidates, making us unable to commercialize SD 101, and materially impairing our ability to generate revenue.
- We may develop product candidates in combination with other therapies and that may expose us to additional risks.
- Even if we obtain regulatory approval or clearance for SD 101 or any future product candidates, such product candidates will remain subject to ongoing regulatory oversight.
- If any of our product candidates receive marketing approval or clearance and we or others later discover that the product is less effective than previously believed or causes undesirable side effects that were not previously identified, our ability to market the product could be compromised.
- Healthcare reform and other governmental and private payor initiatives may have an adverse effect upon, and could prevent, the commercial success of our products or product candidates.
- TriNav and the PRVI device must be manufactured in accordance with federal and foreign regulations, and failure to comply with these regulations may result in a recall or termination of production.
- If treatment guidelines for the cancer indications that we are targeting change or the standard of care evolves, we may need to redesign our preclinical or clinical trials of, or seek new marketing authorization from, the FDA for any approved products.
- Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.
- Our relationships with customers, physicians, and third-party payors are subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, health information privacy and security laws, and other healthcare laws and regulations. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.
- We could be subject to litigation that could have an adverse effect on our business and operating results.
- Potential product liability lawsuits against us could cause us to incur substantial liabilities and limit commercialization of any products that we may develop.
- We may be subject to stringent and evolving U.S. and foreign laws, regulations, rules, contractual obligations, policies and other obligations related to data privacy and security.
- Failure to obtain, adequately protect, maintain or enforce our intellectual property rights could substantially harm our business and results of operations.
- If we do not obtain protection under the Hatch-Waxman Amendments by extending the patent term, our business may be harmed.
- We may be subject to claims that we or our employees, consultants, contractors or advisors have infringed, misappropriated or otherwise violated the intellectual property of a third party, or claiming ownership of what we regard as our own intellectual property.
- Our competitors may be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner.
- We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.
- We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market our products and product candidates.
- Our intellectual property agreements with third parties may be subject to disagreements over contract interpretation, which could narrow the scope of our rights to the relevant intellectual property or technology or increase our financial or other obligations to its licensors.
- The validity, scope and enforceability of any of our patents can be challenged by third parties and any lawsuits to protect or enforce our patents could be expensive, time consuming and unsuccessful.
- Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance.
- If our trademarks are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.
- The Combined Company does not have experience operating as a United States public company and may not be able to adequately develop and implement the governance, compliance, risk management and control infrastructure and culture required for a public company, including compliance with the Sarbanes Oxley Act.
- We will incur increased costs as a result of preparing to operate as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.
- If we fail to remediate the material weaknesses in our internal control over financial reporting or to establish and maintain effective control over financial reporting, we may adversely affect our ability to accurately and timely report our financial results, and may adversely affect investor confidence and business operations.

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© 2023 TriSalus™ Life Sciences. All Rights Reserved.

Risk Factors

Legal and Regulatory Risks:

- There may not be an active trading market for the Combined Company Common Stock or Combined Company warrants, which may make it difficult to sell such securities.
- The price of Combined Company Common Stock and Combined Company warrants may be volatile.
- The Combined Company will be required to meet the initial listing requirements to be listed on the Nasdaq Capital Market. However, the Combined Company may be unable to maintain the listing of its securities in the future.
- Unstable market and economic conditions may have serious adverse consequences on the Combined Company's business, financial condition and share price.
- If the Combined Company's operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of Combined Company Common Stock may decline.
- The Combined Company could be subject to securities class action litigation.
- Reports published by analysts could adversely affect the price and trading volume of the Combined Company's securities.
- The future exercise of registration rights may adversely affect the market price of the Combined Company Common Stock.
- The Combined Company may issue additional Combined Company Common Stock or other equity securities without seeking approval of the Combined Company stockholders, which would dilute your ownership interests and may depress the market price of the Combined Company Common Stock.
- The Combined Company may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
- The Combined Company will qualify as an emerging growth company as well as a smaller reporting company within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to "emerging growth companies" this could make its securities less attractive to investors and may make it more difficult to compare its performance with other public companies.
- Anti-takeover provisions contained in the proposed Certificate of Incorporation as well as provisions of Delaware law, could limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
- A limited number of customers account for a substantial portion of our revenue. The loss of a significant customers would materially and negatively affect its business, financial condition and results of operations.
- Workforce shortages may continue to negatively impact our operations.

Risks Related to the Business Combination:

- If MTAC is unable to complete the Business Combination or another business combination by June 22, 2023, MTAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its Board, dissolving and liquidating. If the conditions to the Merger Agreement are not met, the Business Combination may not occur.
- As a result of the Extension Redemptions, the Sponsor currently owns a majority of, and possesses controlling voting power with respect to, the outstanding Common Stock, which will limit other stockholders' influence on corporate matters. Additionally, Sponsor has agreed to vote in favor of the Business Combination, regardless of how MTAC's public stockholders vote.
- As a result of the Extension Redemptions, Magnetar Financial LLC and its affiliates collectively possess controlling voting power with respect to the Class A Common Stock, which will limit other stockholders' influence on corporate matters.
- As a result of the Extension Redemptions, Magnetar Financial LLC and its affiliates collectively possess controlling voting power with respect to the Class A Common Stock, which will limit other stockholders' influence on corporate matters.
- MTAC is requiring stockholders who wish to redeem their public shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights, and redeeming stockholders may be unable to sell their public shares when they wish to in the event that the Business Combination is not consummated.
- There is no guarantee that an MTAC stockholder's decision to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.
- MTAC has not obtained an opinion from an unaffiliated third party as to the fairness of the Business Combination to its stockholders.
- MTAC's Sponsor, directors, and officers may have certain conflicts in determining to recommend the acquisition of TriSalus, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.
- Activities taken by existing MTAC or TriSalus stockholders and affiliated persons to increase the likelihood of approval of the Business Combination Proposal and other proposals could have a depressive effect on the Common Stock.
- MTAC may be unable to consummate the Business Combination because it is unable to meet the minimum available cash condition and, to date, has not yet secured additional capital financing.
- MTAC may not have sufficient funds to consummate the Business Combination.
- The incurrence of costs associated with the Business Combination will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is completed.
- The ability of MTAC public stockholders to exercise redemption rights with respect to a large number of shares of Common Stock could increase the probability that the Business Combination will be unsuccessful. Further, in the event that a significant number of public shares are redeemed, our Common Stock may become less liquid following the Business Combination.
- The exercise of MTAC's directors' and officers' discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in MTAC's stockholders' best interest.
- MTAC's stockholders will experience immediate dilution as a consequence of, among other transactions, the issuance of Combined Company Common Stock as consideration in the Business Combination. This may reduce the influence that MTAC's current stockholders have on the management of the Combined Company.
- MTAC stockholders who redeem their Common Stock may continue to hold any MTAC public warrants that they own, which will result in additional dilution to non-redeeming MTAC stockholders upon exercise of such MTAC public warrants or Private Placement Warrants, as applicable.
- MTAC may have to constrain its business activities to avoid being deemed an investment company under the Investment Company Act.

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© 2023 TriSalus™ Life Sciences. All Rights Reserved.

9 TriSalus Life Sciences: Well - Positioned for Value Creation by Helping More Patients with Liver and Pancreatic Tumors Benefit From Immunotherapy Differentiated, fast - growing, commercial medtech business with potential transformational upside from a therapeutic platform focused on tumors in the liver and pancreas Multiple value - creating opportunities anticipated over the next 18 months, including pipeline of additional devices for the liver expected to launch in 2024 with pancreas device in clinical trial Targeting unmet needs and large market opportunities Merging deep device and biotech expertise and collective successful track records strengthens the value proposition of the business combination Post - combination, expected to be fully funded through mid - 2024 to allow key data read - outs for the device and immunotherapy platform © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

MTAC Team

Multi-billion Dollar Value Creation Liquidity Events Across an Array of Medical Device Companies



Karim Karti
Chairman
GE Healthcare
iRhythm



Chris Dewey
Chief Executive Officer
MAKO
SHOCKWAVE MEDICAL INC



David Matlin
Chief Financial Officer
MatlinPatterson
Clene Nanomedicine



Martin Roche, MD
Director
HSS Hospital for Special Surgery
OrthoSensor



Thierry Thaure
Director
Accuray
Intuitive Surgical



Manuel Aguero
Director
QMED
OrthoSensor



David Treadwell
Director
Visteon
Flagstar Bancorp, Inc.



Michael Stansky
Special Advisor
Tudor
Wellington Management



Fred Moll, MD
Sponsor
Intuitive
SHOCKWAVE MEDICAL INC



Arjun "JJ" Desai, MD
Sponsor
INSIGHTEC
Johnson & Johnson



Ivan Delevic
Sponsor
OrthoSensor
GE Healthcare



Maurice Ferré, MD
Sponsor
INSIGHTEC
MAKO

Note: Certain companies under each individual are former affiliations

TriSalus
© 2023 TriSalus™ Life Sciences. All Rights Reserved.
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11 The TriSalus Team A Powerful Combination of Proven Clinical, Strategic and Commercial Capabilities Mats Wahlstrom Executive Chairman Mary Szela Chief Executive Officer & President Richard Marshak Senior Vice President, Business Development and Strategy Steven Katz, MD, FACS Chief Medical Officer, Chairman of SAB Sean Murphy Chief Financial Officer Jennifer Stevens Chief Regulatory Officer Bryan Cox, PHD Chief of Research © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

Two Key Barriers in Treatment of Tumors in the Liver and the Pancreas

TriSalus' Proprietary Platform is Designed to Address Both



NK cell
Myeloid-derived suppressor cell (MDSCs)
Collapsed vessel
Extracellular matrix (ECM)
Necrosis
Tumor cell
Drug uptake with limited diffusion
Low
Interstitial fluid pressure gradient
High
Tumor cell proliferation
Hypoxia
Necrosis

1

High intra-tumoral pressures limit drug delivery

<1%

of therapeutic may be delivered into tumor with systemic infusion[1,2]

2

Broad immune suppression driven by **Myeloid Derived Suppressor Cells** ("MDSCs") leads to failure of systemic immunotherapy in patients with liver and pancreas tumors[3,4]

1. Wilhelm et al. (2016) Analysis of nanoparticle delivery to tumours. Nature Reviews Materials 1.5:16014.
2. Sheth, Rahul A., Robin Hesketh, David S. Kong, Stephan Wicky, and Rahmi Oklu. 2013. "Barriers to Drug Delivery in Interventional Oncology." Journal of Vascular and Interventional Radiology 24 (8): 1201–7.
3. TriSalus data on file from pre-clinical and clinical studies.
4. Guha, P., Reha, J. & Katz, S. C. Immunosuppression in liver tumors: opening the portal to effective immunotherapy. Cancer Gene Ther. 24, 114–120 (2017).

TriSalus

© 2023 TriSalus™ Life Sciences. All Rights Reserved.

12

TriSalus' Two-pronged, Two-solution Approach

Combining Commercial Fast-growing Device Business With a Potential Best-in-class Therapeutic

TriNav Infusion System



- Commercial-stage, high margin, and FDA cleared drug delivery technology
- Disruptive drug delivery technology to enable superior performance in liver and expected to deliver similar results in the pancreas
- Additional market opportunity with SD-101 approvals (5-6 infusions per patient)

SD-101



- Class C TLR9 agonist studied in >300 patients
- Tolerability and robust response rate substantiated in humans
- Promotes T Cell infiltration and immune activation[1,2]
- Phase 1 data (SD-101 + checkpoint) for liver tumors at lowest dose showing favorable ctDNA responses and favorable safety profile
- Higher dose data expected by Q2 2023 – Potential approval as early as Q2 2025

Benefits of Combined Approach[3]

- ↑ Drug Delivery[4,5]
- ↑ Response Rate[4,5,6]
- ↑ Tolerability[4,5,6]
- ↓ Toxicity[6]
- ↓ MDSC in Liver[6,7]

1. Melisi, D., et al. Biomedicines. 2014;2(3):211-228. 2. Humbert, M. et al. Cancer Res. 2018;78(12):3280-3292. 3. As compared to the current standard of care for treatment of liver cancer, including the general catheter delivery system providing existing infusions. 4. Titano JJ et al. Cardiovasc Intervent Radiol. 2019;42:560-568. 5. Pasciak AS, et al. J Vasc Interv Radiol. 2015;26:660-669. 6. TriSalus data on file from pre-clinical and clinical studies. 7. Ghosh CC, et al. Cancer Gene Ther. 2022 Dec;29(12):1854-1865.

TriSalus™
© 2023 TriSalus™ Life Sciences. All Rights Reserved.
13

14 Our Platform: US Annual Addressable Market Opportunity >$15B 1 • Lead indications of all areas of high unmet medical needs • Current standard of care delivers poor outcomes • High global incidence in key targeted indications provides attractive ex - US market opportunity INDICATION ANNUAL NEW CASES – US 2 SD - 101 + PEDD ESTIMATED ADDRESSABLE POPULATION – US 3 CURRENT 5 - YEAR SURVIVAL 4 Uveal melanoma 2,500 1,250 (with LM) 10 – 15% Intrahepatic cholangiocarcinoma 3,000 – 6,000 2,400 – 4,800 8% Hepatocellular carcinoma 41,260 25,000 20% Pancreas 60,430 25,000 11% Colorectal with liver metastases 37,375 28,000 14% Total addressable US patient population – current indications only based on incidence >80,000+ © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

15 Fast - Growing Device Business: TriNav ® Infusion System © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

TriNav® Infusion System: A Better Solution for Drug Delivery

Commercial-stage Technology Launched in 2020 Using the Proprietary Pressure-Enabled Drug Delivery ("PEDD") Approach


Utilizes the **same, simple workflow as a microcatheter**
Trackable with a single catheter body design and compatible with standard angiographic guide catheters
Dynamic **SmartValve** works in sync with patient's heart to **modulate pressure and flow** inside the blood vessel

- Innovative drug delivery platform designed to overcome the barriers of the high-pressure tumor microenvironment ("TME")
- Atraumatic, dynamic SmartValve expands in sync with cardiac cycle
- Validated in peer-reviewed studies at multiple clinical sites
- Platform expansion opportunities into multiple indications
- 17,000+ cases with SmartValve technology performed to date

TriSalus™
© 2023 TriSalus™ Life Sciences. All Rights Reserved.
16

Proprietary Pressure-Enabled Drug Delivery ("PEDD") Technology

TriNav PEDD with SmartValve Technology



Enhances Perfusion[1,2]

Improves Target Delivery[1,2]

Reduces Reflux[3]

Modulation of pressure and flow to enhance drug delivery by overcoming tumoral pressure

Routine Outpatient Intravascular Regional Drug Delivery to the Liver



1
2
3

Performed for tumors that cannot be surgically resected[4]

1. A small puncture is made, usually into the femoral artery near the groin
2. Similar to a cardiac angiogram, x-rays are used to guide a catheter to the site of the lesion
3. Therapy is delivered, achieving more accurate delivery directly into the tumor

1. Titano JJ, et al. Cardiovasc Intervent Radiol. 2019;42:560-568.
2. Pasciak AS, et al. J Vasc Interv Radiol. 2015;26:660-669.
3. SmartValve™ has been shown in validated laboratory testing to prevent reflux of solid infusates. Data on file (510K), TriSalus™ Life Sciences, 2019.
4. TriSalus™ TriNav™ Infusion System, Instructions for Use.

TriSalus™

© 2023 TriSalus™ Life Sciences. All Rights Reserved.

17

18 PEDD Drives More Therapeutic Into High Pressure Tumors Improved Therapeutic Tumor Payload Delivery as Evidenced by Angiography and CT Angiograms Image 1: Fluoro and CT angiography via standard 5F microcatheter Image 2: Fluoro and CT angiography via TriNav Image 1: Fluoro and CT angiography via standard 5F microcatheter Image 2: Fluoro and CT angiography via TriNav CT Angiograms Standard Catheter PEDD with TriNav Surefire increases pressure during infusion, overcoming tumor pressure 6 PEDD Standard End-hole Catheter (EH) Surefire increases pressure during infusion, overcoming tumor pressure 6 Standard End - hole Catheter PEDD © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

19 PEDD Increases Delivery of Multiple Therapeutics Additional Clinical and Pre - clinical Data Points Support a Singular Conclusion TACE Increase in therapeutic delivery to liver tumors 1 60% TARE (y90) Increase in MAA tumor deposition in liver tumors 2 33% to 90% CAR - T Increase in CAR - T penetration in tumor and liver 3 500% SD - 101 Minimal systemic exposure with high therapeutic liver levels 4 (>1000 ng/g) Chemo Improved delivery vs. systemic infusion for pancreas tumors 5,6 6.7 – 10.1 fold Clinical Pre - clinical © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

Strong Customer Base with Support of Key Opinion Leaders

Top TriNav Customers

- The University of Kansas Hospital
- Southeastern Regional Medical Center
- Piedmont Healthcare
- Prisma Health
- Baptist Health System
- Atrium Health
- The University of Texas MD Anderson ~~Cancer~~ Center
- Brigham Health – Brigham and Women's Hospital
- Massachusetts General Hospital
- St. David's Medical Center

Select Key Opinion Leaders' Reviews[1]

"The combination of SD-101 and the PEDD is about as exciting of a potential treatment I have seen in the IR space."

"The TriNav device offers a legitimate innovation in the catheter space."

"I remain enthusiastic about the SD-101 program, the PERIO trials, and the scientific vision of the company."

"Clinical proof in the treatment of pancreatic cancer would unlock a significant unaddressed market."

"The increased safety of the TriNav device is a major reason why I have adopted the device in my practice."

"The TriNav device is firm enough to do its job, but flexible enough to navigate through the blood vessels."

[dotted box] = Member of TriSalus' Scientific Advisory Board

1. Key opinion leaders include members of TriSalus' scientific advisory board and medical oncologists or interventional radiologists at sites participating in TriSalus' SD-101 clinical trials.

TriSalus
© 2023 TriSalus™ Life Sciences. All Rights Reserved.
20

Reimbursement Strategy

Reimbursed 50% Through Private Insurance, 50% Through CMS With Action Plan Detailed Below

= Current Status

Action Plan

2022 Legislative Action
Section 4141 – Extension of Pass-through Status for Certain Devices Included in the 2023 Consolidated Appropriations Act

Short-term Reimbursement

2023 Transitional Pass-through
Current HCPCS Code: C1982
Current CPT Codes: 37242 – Mapping/37243 – Treatment

Long-term Reimbursement

Category III Code (application submitted) → Category I Code

TriSalus

© 2023 TriSalus™ Life Sciences. All Rights Reserved.

21

PRVI: Our Separate 510(k) Cleared Technology For Direct Pancreas Infusion

To Enable SD-101 for Pancreas Tumors Not Treatable With Surgery

The venous system drains defined segments of the pancreas.[6] As a tumor grows, the veins enlarge[7] providing vascular conduits for delivery of therapeutic agents by PEDD.

- Poor blood flow limits drug access.[1,2,3]
- The pancreatic arterial system is comprised of numerous small vessels that make device access challenging.[4,5]
- TriSalus developed a highly innovative and unique approach for drug delivery to pancreas tumors.
- The platform is currently being investigated for pancreas tumors in the PERIO-03 trial.


Pancreatic Retrograde Venous Infusion™ MOA
Tail
Body
Neck
Splenic v.
Tumor
Pancreas
Head
Duodenum
TriSalus Pancreatic Infusion System
with SmartValve™ technology
Drug Infusion Pressure
Resulting Pressure
overcomes blood pressure
Blood Pressure
Superior
mesenteric v.
TriSalus

PRVI = pancreatic retrograde venous infusion.

1. Rakesh Jain (2013) Normalizing Tumor Microenvironment to Treat Cancer: Bench to Bedside in Biomarkers. 31:17 2205-2218.
2. DuFort et al, Interstitial Pressure in Pancreatic Ductal Adenocarcinoma Is Dominated by a Gel-Fluid Phase. Biophysical Journal 110 2106-2119.
3. Soltani et al Numerical Modeling of Fluid Flow in Solid Tumors. PLoS ONE 6:6 e20344.
4. Homma, H. et al. Cancer 89, 303–313 (2000).
5. Okahara, M. et al. Abdom Imaging 35, 134–142 (2010).
6. Piras, C., Paulo, D. N. S., Paulo, I. C. A. L., Rodrigues, H. & Silva, A. L. da. Acta Cirurgica Brasileira 25, 105–110 (2010).
7. Moody, A. R. & Poon, P. Y. American Journal of Roentgenology 158, 779–783 (1992).

TriSalus
22
© 2023 TriSalus™ Life Sciences. All Rights Reserved.

TriSalus Technology Pipeline

To Drive Growth of Existing Markets (Liver + Pancreas) and Potential For Creation of New Opportunities (Including Prostate)



Technology
Products
Pressure Modulation
Catheter/SmartValve with range of vessel size options
Pressure Modulation and Measurement
SmartValve+ real time pressure measurement
Catheter + SmartValve + Integrated real time pressure measurement
SMART Technology
Dose calculation, dwell time and pressure for precise delivery
TriNav – 510K cleared
TriNav Large
Targeted for launch 1H 2024
TriNav Small
Targeted for launch 2H 2024
Pancreatic Retrograde Venous Infusion (PRVI)
510k cleared
TriNav + Sensing
PRVI Integrated Sensing
SMART Device
SMART DEVICE +
On-market
In late development
In early development

TriSalus PEDD Innovation Strategy
23

© 2023 TriSalus™ Life Sciences. All Rights Reserved.

24 Significant Potential Upside from SD - 101 Program in Development © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

Candidate SD-101: Class C Toll-like Receptor 9 (TLR9) Agonist

- Broad immune system reactivation within the liver and pancreas
- MDSC reduction
- Expected to enable deeper and more durable responses to other immunotherapeutics (e.g., checkpoint inhibitors)
- Enabled by SmartValve delivery technology




SD-101 binds to MDSC plasma membrane
EARLY ENDOSOME
SD-101 is endocytosed
LATE ENDOSOME
TLR9
SD-101 activates TLR9
NF-κB phosphorylation
Cytokine release
Cytokine production
NUCLEUS
DNA
Changes to gene expression and MDSC reprogramming

TriSalus
© 2023 TriSalus™ Life Sciences. All Rights Reserved.
25

SD-101 Dual MoA Well Suited for Liver and Pancreas Indications

Reversing Immunosuppression to Enhance Tumor Responsiveness[1,2]



SD-101
SD-101 binding to TLR9 on MDSC results in depletion
pDC
NK
Endothelial cell
▶ MDSC
MDSC are key drivers of immunotherapy failure in liver and pancreas
Activation of adaptive and innate immune systems
M1 macrophage

MDSC=Myeloid-delivered Suppressor Cell;
NK=Natural Killer Cell;
pDC=Plasmacytoid Dendritic Cells;
TLR9=Toll-like Receptor 9.

1 Broad Immune Modulation of the Tumor[5,6,7]

- Stimulates multiple immune cell types
- Drives T-cell infiltration

2 MDSC Depletion[6]

- MDSC reduction in initial studies consistent with published pre-clinical mechanism (deactivation of STAT3)[6]
- Attacks liver-specific MDSC pathways[8]

1. Looi, C.K., et al. J Exp Clin Cancer Res. 2019 Apr 15;38(1):162.
2. Ribas A., et al. Cancer Discov. 2018;8(10):1250.
3. Feig, C. et al. The Pancreas Cancer Microenvironment. Clin. Cancer Res. 18, 4266–4276 (2012).
4. Cancer Immunol Immunother. 2015 Feb; 64(2): 149–159.
5. TriSalus data on file.
6. Ghosh CC, et al. Cancer Gene Ther. 2022 Dec;29(12):1854-1865.
7. Journal of Clinical Oncology 37, no. 15_suppl (May 20, 2019) 9534-9534.
8. Guha et al. Oncogene 2020 November 4 (online ahead of print).

TriSalus

© 2023 TriSalus™ Life Sciences. All Rights Reserved.

26

Pressure Enabled Infusion of Immunomodulators Directly Into the Vascular Bed of Unresponsive Liver and Pancreas Tumors

Targets Dysfunctional Immune Cells in the Tumor and Organ to Enhance Checkpoint Inhibitor Performance

Unresponsive Tumor



Unchecked tumor growth and immunotherapy failure

TriSalus PEDD + Immunomodulator

- ▲ Improves innate immune response
- ▼ Tumor suppression and reduced MDSCs
- ✓ Tumor susceptible to immune mediated killing

Powerful delivery technology enables immune reprogramming drug to accumulate in high pressure tumors

Responsive Tumor



Tumor suppression and reversal of cancer immunotolerance

Potent Immune Stimulation Leads to Systemic Effect



Immune stimulation and tumor killing in liver or pancreas has distal effects

TriSalus™
© 2023 TriSalus™ Life Sciences. All Rights Reserved.
27

28 SD - 101 Improved Responsiveness to Anti - PD1 Therapy in CPI Na ive Patients In Dynavax 1 Phase 2 for Cutaneous Melanoma Checkpoint Response Rate Increased from 35% to 78% Percent Change from Baseline, % 100 80 60 40 20 0 - 20 - 40 - 60 - 80 - 100 Unknown Positive Negative PD - L1 Status N=37 N=30 (responders) TUMOR SHRINKAGE TUMOR GROWTH Pembro + SD - 101 Synergy Study 78% • SD - 101 + pembro ORR of 78% 2 compared to ORR of 35% 3 in prior separate study • Enhanced immune cell activation noted in biopsy samples from patients with available tissue © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

29 Platform Has the Potential to Set New Immunotherapy Benchmarks Building on Previous Phase 2 SD - 101 + CPI Data with ORR of 78% in Cutaneous Melanoma “TRANSFORMATIVE” “COMPELLING” Keytruda ® 1,2 pembrolizumab anti - PD - 1 Opdivo ® Nivolumab anti - PD - 1 Opdivo ® 1 + Yervoy ® 3 Nivolumab + Ipilimumab anti - PD - 1 + CTLA - 4 Tecentriq ® 1 atezolizumab anti - PD - 1 (+Avastin) Kimmtrak ® 1 tebentafusp HL - 0201/GP100 Imfinzi ® 4 Durvalumab + gem/cis (TOPAZ - 1) Cytotoxic ® 5,6 UM: 1L dacarbazine ICC: 2L FOLFOX Target ORR Range SD - 101/PEDD + CPI 100% 80% 60% 40% 20% 0% Overall Response Rate x x x x UM HCC ICC Approved Therapy x © 2023 TriSalus Œ Life Sciences. All Rights Reserved. PERIO Trial Competitive Benchmarks

30 SD - 101/PEDD Platform Milestone Anticipated Track for Clinical Trial Programs 2023 Q1 Q2 Q3 Q4 Uveal Melanoma 1L Liver Metastases PERIO - 1 HCC 1 2L Advanced/ Recurrent PERIO - 2 ICC 1 2L Advanced/ Recurrent PERIO - 2 PDAC 2L Locally Advanced PERIO - 3 Colorectal Cancer TBD TBD HCC/Y - 90 IIT HCC Liver Metastases HCC/Y - 90 Mapping and Tumor Necrosis Response Study Liver Tumor/ Y - 90 IIT Multiple Solid HCC/Y - 90 Mapping Tumor Necrosis Response Study Allogeneic NK Cells (Pre - IND) TBD TBD Proceeds from business combination transaction expected to extend cash runway through mid - 2024 Therapeutic Area Indication Clinical Program PEDD Platform SD - 101 PEDD Platform Ph 1 Response Data Start Ph 2 © 2023 TriSalus Œ Life Sciences. All Rights Reserved. 2023 2H 1H 2024 2H 1H Ph 1 Durable Response Data Ph 1b Response Data Start Ph 2 Ph 1b Durable Response Data Ph 1b Response Data Start Ph 2 Ph 1b Durable Response Data Start Ph 1b Start Ph 1 (3 Pt Safety Run - in Ongoing) Ph 2 Interim Analysis Ph 2 Interim Analysis File IND Start Ph 2 Start End Ph 2 Completion Ph 2 Completion

31 Pressure - Enabled Regional Immuno - Oncology Œ - Studies © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

32 Studies Run by Internationally Renowned Cancer Centers Clinical Investigators Highly Enthusiastic by Approach and Data Driving Strong Enrollment – 42 Subjects Treated With 138 SD - 101 Infusions in PERIO - 01 and - 02 1 * © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

33 Pipeline Designed to Enable CPI in Liver and Pancreas Tumors Platform Creates Opportunities for Orphan and Ultra - orphan Indications With Rapid Approval Potential INDICATION TRIAL DESIGN IND ENABLING PHASE 1 PHASE 2 PHASE 3 UPCOMING MILESTONES Uveal Melanoma Liver Metastases SD - 101 + PEDD HAI + CPI • 1H 2023: Phase 1 response data • 2H 2023: Phase 1 durable data • 2H 2023: Initiate Phase 1b/2 trial Hepatocellular Cancer (HCC) 1 SD - 101 + PEDD HAI + CPI • 1H 2023: Phase 1b response data • 2H 2023: Phase 1b durable data • 2H 2023: Initiate Phase 2 trial Intrahepatic Cholangiocarcinoma (ICC) 1 SD - 101 + PEDD HAI + CPI • 1H 2023: Phase 1b response data • 2H 2023: Phase 1b durable data • 2H 2023: Initiate Phase 2 trial Locally Advanced PDAC SD - 101 + PEDD PRVI + CPI • 3 patient safety run - in ongoing • 2H 2023: Initiate Phase 2 trial PDAC Liver Metastases SD - 101 + PEDD HAI + CPI Colorectal Cancer Liver Metastases SD - 101 + PEDD HAI + CPI • 2H 2023: Submit IND • 1H 2024: Initiate Phase 2 trial Phase 1/1b PERIO - 01 Trial Phase 1b PERIO - 02 Trial Phase 1b PERIO - 02 Trial Phase 1/1b PERIO - 03 Trial Pre - clinical © 2023 TriSalus Œ Life Sciences. All Rights Reserved. Pre - clinical

34 Clinical and Pre - clinical Data 4 Supportive of PEDD Method Being Effective 1. TriSalus data on file. 2. Ghosh CC, et al. Cancer Gene Ther . 2022 Dec;29(12):1854 - 1865. 3. Reflects data obtained prior to acquisition of SD - 101. 4. Clinical Data presented as of 1/14/23 from Initial Perio - 01 and Perio - 02 Trials. DYNAVAX PHASE 1/2 SUPERFICIAL TUMOR PROGRAMS (SD - 101 VIA NEEDLE INJECTION, >300 TREATED) 3 TRISALUS PHASE 1 LIVER AND PANCREAS PROGRAMS (SD - 101 VIA PEDD, 42 ENROLLED) Broad TME Immune Modulation 1 MDSC Elimination 2 Unknown Well Tolerated 3 Enhanced Systemic CPI Response Rates (78% in Cutaneous Melanoma) 1 ctDNA decreases and disease control, at lowest SD - 101 dose level in 1L - 4L patients (higher dose data pending) © 2023 TriSalus Œ Life Sciences. All Rights Reserved. Shows PEDD Method is Effective in Delivery of Therapeutics, Including SD - 101, Into High - pressure Liver Tumors Compared With Alternative Approaches

35 Initial Data Indicate that TriNav ® can Achieve High Liver SD - 101 Levels with Limited Systemic Exposure © 2023 TriSalus Œ Life Sciences. All Rights Reserved. • High SD - 101 levels in liver following infusion with TriNav® • Transient (<4 hour) detection in serum following SD - 101 infusion with TriNav ® • No serious immune related adverse events reported to date 1 • Favorable emerging safety profile (only 1 serious adverse event related to SD - 101) Liver tissue levels > 2000 ng/ml at 8 mg dose level in Cohort A P r e 1 5 m 3 0 m 1 h 2 h 4 h 6 h P r e 1 5 m 3 0 m 1 h 2 h 4 h 6 h P r e 1 5 m 3 0 m 1 h 2 h 4 h 6 h P r e 1 5 m 3 0 m 1 h 2 h 4 h 6 h P r e 1 5 m 3 0 m 1 h 2 h 4 h 6 h P r e 1 5 m 3 0 m 1 h 2 h 4 h 6 h 0 100 200 300 Cohort A 4 mg SD-101 Plasma PK Time Post-Infusion n g / m L 101-006 102-007 111-008 Dose 1 Dose 2 Dose 3 Dose 4 Dose 5 Dose 6 106-012 111-018 Initial Clinical Data Aligns With Previous Phase 2 SD - 101 Experience 1. Clinical Data presented as of 1/14/23 from Initial Perio - 01 and Perio - 02 Trials.

Initial PERIO-01 and -02 Data

Subjects Treated at Lowest SD-101 Dose Levels With ctDNA Molecular Responses to Treatment (42 Enrolled and 138 Infusions) [1]

Molecular Reponses – ctDNA clearance in majority of patients receiving SD-101 via PEDD in combination with checkpoint inhibitors; ctDNA has been associated with long-term survival in stage IV uveal melanoma[2]

Cytokine Responses – Serum IFNg and IL-18 levels increasing in response to liver SD-101 infusions with trend toward dose response

Peripheral Immune Cell Activation – Demonstration of blood natural killer cell expansion

MDSC Depletion in Liver Tumors – Reductions in MDSC demonstrated in tumor samples following SD-101 infusion along with decreased in MDSC-associated genes

Broad Immune Stimulation to Complement MDSC Reduction – Increases in genes associated with favorable immunity noted in liver tumor samples along with cytokine and immune cell activation

Early data supportive of SD-101 delivery and mechanism of action hypothesis for liver tumors

1. Clinical Data presented as of 1/14/23 from Initial Perio-01 and Perio-02 Trials.
2. Carvajal, R.D., Butler, M.O., Shoushtari, A.N. et al. Clinical and molecular response to tebentafusp in previously treated patients with metastatic uveal melanoma: a phase 2 trial. Nat Med 28, 2364–2373 (2022). https://doi.org/10.1038/s41591-022-02015-7.

TriSalus

© 2023 TriSalus™ Life Sciences. All Rights Reserved.

36

Potential for Approval of SD-101 as Early as 2025

Orphan and Ultra-orphan Indications Offer a Potential Pathway For Expedited Development

- ✓ Both ICC and uveal melanoma have potential to be designated as orphan indications which often qualify for expedited development programs/review pathways (i.e., Breakthrough or Fast Track Designation and Priority Review). TriSalus does not currently have these designations.
- ✓ ICC/HCC Phase 1b and uveal melanoma Phase 1 both anticipated for completion by 2H 2023
- ✓ The SD 101/PEDD Platform provides for efficient development: TriSalus does not anticipate having to repeat safety and dose finding in other liver tumor indications

INDICATION	PIVOTAL STUDY DATE	NO. OF PATIENTS IN PIVOTAL TRIAL (estimated minimum)	ESTIMATED EARLIEST APPROVAL	CONDITIONS PRECEDENT TO ACHIEVE EARIEST APPROVAL
Uveal melanoma	2H 2023 (Phase 1b/2)	80	2H 2025	• Single agent system checkpoint blockade • ORR = 50%; 1 yr. Overall survival ("OS") = 65% • FDA accepts existing data as sufficient to permit single arm pivotal trial for combination therapy • ORR primary endpoint with PFS co-primary • Priority (6 mo.) review period • Confirmatory study may be required
Intrahepatic cholangiocarcinoma	2H 2023 (Phase 2)	60	2H 2025	• FDA accepts existing approvals/data as sufficient to permit single arm pivotal trial • ORR = 40% with solid duration of response ("DOR") • Confirmatory may be required
Hepatocellular carcinoma	2H 2024 (Phase 3)	250	1H 2028	• Approval for SD-101 based on improvement of CPI outcomes that provided base for HCC approvals (no requirements to compare outcome to other therapies within our pivotal study) • Number of patients = 250; ORR = 50%; median OS = 20 months

TriSalus™

© 2023 TriSalus™ Life Sciences. All Rights Reserved.

37

38 Extensive Patent Protection Position With Potential for Significant Value Creation © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

Interweaving Patents and Exclusivity to Increase Long Term Protection of Intellectual Property

Multiple Layers of Protection


PEDD and SD-101
Product Specific IP
Combo Therapies; New Indications
Platform IP
TriSalus Process (e.g., AI)

- TriNav and SD-101 Product-specific IP
- Methods of Treatment (MoT)
  - New Indications
  - Combo Therapies
  - Optimal Pressure Range and Dose
- Platform IP
  - Method optimal pressure range to overcome pressure gradient MDSC MOA and immunological outcomes, purity, dose, therapeutic index, dwell time, pressure gradient needed to perfuse the tumor, tumor response, excipients, and lack of side effects
- TriSalus Process (Artificial Intelligence ("AI") Algorithms, etc.)

TriSalus™

© 2023 TriSalus™ Life Sciences. All Rights Reserved.

39

40 Patent Overview 32 Patent Families, 119 Issued Patents, 51 Pending Applications and 2 Pending US Provisional Applications • Orphan Drug Exclusivity may provide 7 years exclusivity from approval if applied for and granted by FDA • New Chemical Entity Exclusivity may provide 5 years exclusivity from approval ― No abbreviated new drug application (“ANDA”) can be filed for 4 years from approval 2016 2018 2020 2022 2024 2038 2049 Delivery Device – TriNav e.g., U.S. Patent No. 10,588,636 Expires: 04 - 07 - 38 SD - 101 Combo Method – Dynavax and Merck U.S. Patent No. 10,751,412 Expires: 11 - 08 - 36 SD - 101 Composition – Dynavax e.g., U.S. Patent No. 9,422,554 Expires: 12 - 18 - 23 SD - 101 Methods of Treatment – Uveal Melanoma, Pancreatic Cancer Two patent applications filed September 2021 © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

41 Investment Opportunity © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

Investment Highlights

TriSalus™ LIFE SCIENCES

1. Commercial-stage FDA cleared device with an estimated $19.2 mm sales in 2023, an estimated $42.5 mm sales in 2024, and a cash flow positive device business anticipated in 2024
2. Additional upside with pipeline of additional devices for liver is expected to launch in 2024
3. Leveraging proprietary device with unique phase 2 immunotherapeutic asset to target unmet needs and large market opportunities
4. Attractive device valuation at significant discount to comparable companies, with the therapeutic business providing material additional upside
5. Merging deep device and biotech expertise and collective successful track records should strengthen the business

TriSalus™
© 2023 TriSalus™ Life Sciences. All Rights Reserved.
42

43 Go - Forward Priorities Continue to advance PERIO Œ - 01 and PERIO Œ - 02 clinical trials to seek approval of SD - 101 Expand adoption of PEDD method Develop pipeline of additional technology devices for liver and pancreas indications © 2023 TriSalus Œ Life Sciences. All Rights Reserved. 43

44 TriSalus Has Opportunities for Significant TAM Upside SD - 101 Annual TAM 2022A Revenue TriNav Annual TAM $12.4mm 1 $368.0mm 2 $15,000mm 3 © 2023 TriSalus Œ Life Sciences. All Rights Reserved.

Putting the Valuation of TriSalus into Context

This Business Combination is an Opportunity to Invest in a Differentiated, Fast-growing, Commercial Medtech Business With the Potential Upside From a Therapeutic Platform

Medical Device Business + **Therapeutics Business**

	Average: EV / '24E Revenue Multiple	Average: '24E Gross Margin %	Average: '21A – '24E Revenue CAGR
Comparable Companies: Butterfly, Inari Medical, Inspire, Penumbra, Procept BioRobotics, Pulmonx, Shockwave Medical Inc, Silk Road Medical, TransMedics	7.6x	75.4%	40.5%
TriSalus Life Sciences	**5.6x[1]**	**86.0%**	**71.7%**

SD-101 program offers significant upside

Source Capital IQ, SEC Filings. Data as of 02/14/23. Peers selected based on management's judgement and may not be fully comparable to TriSalus. Metrics based upon consensus forecasts.
1) Based on an estimated pro forma enterprise value of $238.4 million.

45

TriSalus

© 2023 TriSalus™ Life Sciences. All Rights Reserved.

Transaction Summary

Transaction Overview

- The transaction is expected to close in Q2 2023.
- Post-closing, the combined company is anticipated to be listed on the Nasdaq, and will be named TriSalus Life Sciences.
- Proceeds will be used for the continued commercialization of TriNav and the advancement of the Company's SD-101 clinical programs.

Capital Structure

- Existing TriSalus shareholders will be rolling 100% of equity.
- 50% of the Sponsor's promote will be deferred and subject to price-based vesting in 4 tranches between \$15 – \$30 / share, 15% shall remain fully vested and 35% of the Sponsor's promote will be forfeited for no consideration.

Pro Forma Valuation[1]

(in millions, except in per share values)

Illustrative Share Price	\$10.00
Pro Forma Shares Outstanding	24.4
Pro Forma Equity Value	**\$244.4**
Pro Forma Net Debt / (Cash)[3]	(6.0)
Pro Forma Enterprise Value	**\$238.4**

Sources[1]

(\$ in millions)

Cash in Trust	\$15.0
Private Placement of Convertible Notes	25.0
Selling Shareholder Equity Rollover	220.0
Existing TriSalus Cash Balance	1.0
Total Sources	**\$261.0**

Uses[1]

(\$ in millions)

Cash on Balance Sheet	\$31.0
Selling Shareholder Equity Rollover	220.0
Transaction Fees and Expenses	10.0
Total Uses	**\$261.0**

Illustrative Pro Forma Ownership[2]



3.8%
6.1%
90.0%
Selling Shareholders
MTAC Sponsor
MTAC Public Shareholders

1) Based on an assumed (i) \$15.0mm cash in trust (assuming 453,442 additional MTAC public shares are redeemed, implying a total redemption rate of 94%), (ii) \$1.0mm of existing balance sheet cash, (iii) \$25.0mm raised through the potential placement of convertible notes contemplated by a non-binding term sheet, and (iv) \$10.0mm in estimated transaction expenses. As of November 14, 2022, TriSalus has entered into a non-binding term sheet in respect of the convertible notes which remains subject to a number of conditions, including the extension of the TPT payment and agreement on definitive documentation.
2) Fully diluted shares outstanding composed of (i) 1.5mm SPAC shareholders' shares, (ii) 937,500 SPAC Sponsor shares, and (iii) 22.0mm TriSalus shareholders' shares. Excludes (i) shares underlying outstanding TriSalus options and warrants, (ii) shares subject to Sponsor-held and MTAC publicly held warrants, (iii) 3.1mm Sponsor shares subject to price-based vesting restrictions, (iv) unallocated balance of TriSalus equity pool, and (v) shares underlying \$25.0mm in convertible notes.
3) Represents \$31.0mm pro forma cash on balance sheet minus \$25.0mm in convertible notes.

TriSalus
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